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                                                               Exhibit 10.12

                                                    MISSOURI COORDINATING BOARD
Agreement to                                               FOR HIGHER EDUCATION
Guarantee Federal                                 Missouri Student Loan Program
Stafford Loans                                                    P.O. Box 6730
(Subsidized and Unsubsidized)                    JEFFERSON CITY, MISSOURI 65102
Federal PLUS Loans                                               (573) 751-3940
Federal SLS Loans                                                (800) 473-6757


THIS AGREEMENT, entered into between the Missouri Coordinating Board for Higher Education (hereinafter referred to as the "CBHE") and

First Bank National Association as Trustee for Education Loans Incorporated, Minneapolis, MN
(hereinafter referred to as the "Lender"),           (City and State)

                                  WITNESSETH:

     WHEREAS, the CBHE is an Agency of the State of Missouri whose objectives are to provide opportunities for a postsecondary education and has entered into an agreement with the U.S. Secretary of Education pursuant to Section 428 and 42RB of the Higher Education Act of 1965 ("Act");

     WHEREAS, the CBHE maintains a central office for the guarantee of loans made by participating lenders to students or parents c students attending eligible educational institutions;

     WHEREAS, the Lender is desirous of participating in the Federal Stafford Loan Program (subsidized and unsubsidized) and the Federal PLUS Loan Program of the CBHE subject to the terms and conditions hereinafter set forth; and

     WHEREAS, the Lender is desirous of participating in the Federal SLS Loan Program, it being understood that the Federal SLS Loan Program was terminated pursuant to federal law effective July 1, 1994; therefore, Lender's participation with relation to the Federal SLS loans shall be limited to loans guaranteed before July 1, 1994 for periods of enrollment starting before July 1, 1994; and

     WHEREAS, the CBHE references to the Federal Stafford Loan Program include subsidized and unsubsidized loans, Federal PLUS loans, and Federal SLS loans as described above.

     NOW, THEREFORE, in consideration of the initial loan which the Lender makes hereunder, and in further consideration of the mutual covenants hereinafter expressed, the CBHE and the Lender agree as follows:

     1. As used herein, the following words shall have the meanings respectively indicated:

         Act: the Higher Education Act of 1965 (Public Law 89-329), as amended and in effect from time to time, or any successor enactment thereto, and the rules and regulations as amended in effect from time to time hereunder.

         Approved Note: any United States Department of Education approved application and promissory note or addendum to the application and promissory note to be executed by an eligible student, an eligible parent, an eligible educational institution and the Lender.

         Default: with respect to an Approved Note, the occurrence of any event which shall constitute a default under the terms of such Note.
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         Eligible Borrower:  an eligible student, parent of an eligible student, or legally appointed guardian or conservator of an eligible student who is the maker of an Approved Note.

         Eligible Educational Institution: any institution of postsecondary education which is an "eligible institution" under the Act and is eligible under the CBHE's Missouri Student Loan Program Manual.

         Missouri Student Loan Program Manual: the manual and all memos, newsletters and other policy updates describing how the loan program is administered, and also including the Common Manual: Unified Student Loan Policy.

         Notice of Loan Guarantee and Disclosure Statement: a document evidencing approval of loan disbursement by the CBHE stating the particular terms of the loan.

         Request for Claim Payment: a document requesting payment from the CBHE for a claim when an Approved Note is in default.

         Student: a citizen of the United States accepted for enrollment or enrolled at an eligible educational institution or an alien admitted into the United States for permanent residence and accepted for enrollment or enrolled at an eligible educational institution located in the United States who is in good standing and making satisfactory progress at an eligible educational institution and who is carrying at least one-half the normal full-time academic workload as determined by such institution.

         All documents and instruments referred to in this paragraph 1 shall be in the current form as furnished from time to time approved for use by the CBHE.

     2. Nothing contained in this Agreement shall obligate the Lender to make any particular loan or number of loans under loan programs of the CBHE; but the Lender agrees that it will refinance or extend the maturity of each Approved Note held by it from time to time, in accordance with the terms of such Approved Note and this Agreement, or as required by federal statute or regulation.

     3. The Lender agrees that, in respect of all loans made by it under a loan program of the CBHE and all Approved Notes held by from time to time, it will:

         (a) exercise reasonable care and diligence in the making, servicing and collection thereof from the borrower, in the event that the borrower fails to honor his/her obligation, the Lender will pursue collection efforts against endorser(s), if any, prior to submitting a default claim.

         (b) comply with all procedures and conditions on its part to be performed as set forth in this agreement and the CBHE policies.

         (c) comply with all Federal and State laws and regulations applicable thereto, including the Federal Consumer Credit Protection Act and regulations thereunder, and

         (d) provide promptly to the CBHE such information and reports as may from time to time be reasonably requested by the CBHE.

     4. Upon payment to the CBHE of any required guarantee fee, the CBHE will guarantee each Federal Stafford Loan, Federal PLUS, or Federal SLS Loan Application and Promissory Note

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evidencing a loan made to a borrower by the Lender pursuant to the loan program of the CBHE; provided, however, that the CBHE shall not be obligated to guarantee any such Note if:

         (a) such guarantee would cause the aggregate amount of unpaid principal and interest of all notes guaranteed by the CBHE to exceed the maximum dollar amount which may then be supported by its Guarantee Reserve Fund, as required under paragraph 7 hereof; or

         (b) such guarantee would cause the aggregate amount of unpaid principal and interest of all notes guaranteed by the CBHE exceed the loan capacity of the CBHE's applicable loan program; or

         (c) the CBHE in its sole discretion determines that the procedures and requirements of applicable law and regulations, this Agreement and the Missouri Student Loan Program Manual have not been complied with in respect to such Federal Stafford Loan, Federal PLUS, or Federal SLS Loan Application and Promissory Note.

         The CBHE shall promptly notify the Lender if, for any of the above-stated reasons, it is unable to guarantee a loan, and the C] shall return any guarantee fee for such loan paid by the Lender.

     5. The CBHE will guarantee each Repayment Schedule evidencing the refinancing of a Promissory Note which has been guaranteed by the CBHE or guarantee each extension of the maturity date of an Approved Note; provided, however, that the CBHE shall not be obligated to guarantee any such Note or extension if the CBHE in its sole discretion determines that the refinancing or extension, as the case may be, is not in accordance with the terms of the underlying Approved Note or the procedures and requirements of applicable law and regulations, this Agreement and the Missouri Student Loan Program Manual.

     6. (a) In the event of a delinquency or a default in respect to any Approved Note, the Lender shall follow the procedure set forth in the Missouri Student Loan Program Manual. The CBHE does not guarantee payment by the borrower of any delinquency charges imposed for late payments, and will not accept a default claim based solely on non-payment of such charges. Upon receipt from the Lender of a Request for Claim Payment together with the Note (assigned to the CBHE), the Federal Stafford Loan, Federal SLS Loan, or Federal PLUS Loan Application and Promissory Note, and evidence of collection effort satisfactory to the CBHE, the CBHE will pay to the Lender the amount of the unpaid balance of principal and interest allowed by federal regulations due on such Note (other than any portion of such interest payable by the U.S. Department of Education under the Act), provided the Lender has complied in all material respects with the procedures and requirements of the Act and all other applicable laws and regulations, this Agreement and the Missouri Student Loan Program Manual in respect of such Note. The CBHE shall thereupon succeed to all the rights of the Lender under such Note.

         (b) The liability of the CBHE as guarantor of any Approved Note in accordance herewith shall not be affected by the fact that the borrower was a minor at the time of his/her execution of the Note. Upon death or permanent and total disability of the borrower, the borrower's liability will be cancelled provided the loan is reinsurable in an amount provided by federal regulations.

     7. The CBHE covenants that it will at all times, so long as the Lender is the holder of an Approved Note, hold and maintain, in an amount required by law, a Guarantee Reserve Fund, pursuant to an agreement between the CBHE and the U.S. Secretary of Education. Such cash and marketable securities shall be held, maintained and invested solely in accordance with the prevailing standard of prudent management in the disposition of funds required by the Treasury of the State of Missouri.

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     8.  (a)  No change, other than the extension of the maturity date of a
Promissory Note pursuant to paragraph 5 of this Agreement, shall be made in the terms of any Approved Note, except with the prior written consent of the CBHE. Any such change made without such consent shall have the effect, at the option of the CBHE, of voiding the CBHE's guarantee of such Approved Note.

         (b) If either party to this Agreement shall violate or fail to comply with any applicable law or governmental regulation in respect of any Approved Note, then the party committing such violation or failure to comply shall assume liability for, and shall indemnify, protect and keep harmless the other party, its successors, assigns, directors, officers, agents and servants, from and against, any and all liabilities, losses, damages, penalties, claims, actions, expenses and disbursements, including legal fees and expenses, imposed on, incurred by or asserted against them or any of them, in any action or proceeding relating to or arising out of such violation or failure to comply, regardless of whether the CBHE shall have purchased such Approved Note from the Lender.

     9. The Lender must at all times maintain its CBHE loan program records on a current basis and in a satisfactory form in accordance with such instructions as the CBHE may issue and as the U.S. Secretary of Education may reasonably require, and shall afford access thereto at any reasonable time to the CBHE or its agents and to the Secretary to assure the correctness and veracity of such records.

     10. No recourse under or upon this Agreement or any Approved Note or guarantee thereof, or for any claim based thereon or otherwise in respect thereof, shall be had against any commissioner, member, officer, trustee, director, agent or employee, as such, past, present or future, of either party to this Agreement, it being expressly understood that this Agreement, the Approved Notes and guarantees thereof, are solely the obligations of Lender and the CBHE, and that no personal liability whatever shall attach to, or is or shall be incurred by, the commissioners, members, officers, trustees, directors, agents or employees, as such, of Lender or the CBHE or of any successor agency, or any of them, because of this Agreement or any Approved Note or guarantee thereof.

     11. Any notice required or permitted by this agreement shall be in writing and shall be deemed to have been duly given if mailed, first class postage prepaid, addressed (i) if to the Missouri Coordinating Board for Higher Education at P.O. Box 6730, Jefferson City, MO 65102, (ii) if to the Lender, at the address indicated below, or (iii) at such other address of which the party to be notified shall have given notice as aforesaid.

     12. This Agreement may be terminated by either party upon not less than 60 days prior written notice to the other party. Such termination shall not affect any obligation incurred pursuant to this Agreement prior to the time that such termination notice becomes effective.

     13. This Agreement shall inure to the benefit of and be binding upon the CBHE and the Lender and their respective successors and assigns. This Agreement shall not be varied by oral agreement, but only by an instrument in writing duly executed by the parties hereto. Any waiver or modification, express or implied, by the CBHE of any term or condition contained in this Agreement shall operate as such only in the specific instance and shall not be constructed as a waiver or modification of any such condition generally or in any other instance.

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     IN WITNESS WHEREOF, the Missouri Coordinating Board for Higher Education
and the Lender have each caused his instrument to be executed the 15 day of July, 1997, by their respective duly authorized officers.

                                                MISSOURI COORDINATING BOARD FOR
                                                HIGHER EDUCATION

First Bank National Association as Trustee
for Education Loans Incorporated                /s/ Kala M. Stroup
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                 LENDER                         SIGNATURE OF AUTHORIZED OFFICIAL

By                                              By  Kala M. Stroup, Commissioner
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                SIGNATURE                                  NAME AND TITLE

            Sr. Vice President                             July 17, 1997
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                  TITLE                                         DATE

          601 Second Avenue South
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              STREET ADDRESS

          Minneapolis, Minnesota
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             CITY AND STATE

                 833405
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           FEDERAL LENDER CODE

               41-0417860
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              ENTITY NUMBER



RETURN TWO SIGNED COPIES TO MISSOURI COORDINATING BOARD FOR HIGHER EDUCATION

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